Phoenix Life Sciences International Limited 8-K

Exhibit 99.3

Phoenix Life Sciences Receives Import Certificate for Cannabis Diabetes Drug from the Republic of Vanuatu

DENVER -- November 07, 2018 -- Phoenix Life Sciences International Limited (OTCMarkets: PLSI) (“Phoenix Life”), an international adaptive healthcare solutions company, today announced that it has received an import certificate from the Republic of Vanuatu’s Minister of Health to bring its cannabis diabetes drug Phoenix Metabolic into the country for clinical trials.

“With this certificate, we look forward to playing a pivotal role in decreasing the size of the global diabetes epidemic,” said Phoenix Life Sciences International CEO Martin Tindall. “The Republic of Vanuatu just took its first steps to legalize medical cannabis throughout the nation, and we are thrilled to be at the forefront of the industry during this historic time.”

Phoenix Life can now import its cannabis-based diabetes drug into Vanuatu and the company hopes to soon announce the launch of clinical trials for its first 1,000 patients.

In the Republic of Vanuatu, a South Pacific island nation comprised of roughly 80 islands, about 13 percent of the population has diabetes. That translates to about 35,000 of the 265,000 residents, making diabetes the largest cost to the nation’s healthcare system. Phoenix Metabolic has the potential to significantly decrease Vanuatu’s yearly cost of diabetes treatments while providing a natural, safer alternative to traditional pharmaceutical medications.

"This certificate is the first step in transforming the health of an entire island nation based on a comprehensive, scientific approach to modern illness and disease prevention," said Dr. Philip Blair, Diabetes Director of the Phoenix Life Sciences International Medical Advisory Council.

Phoenix Life utilizes a vertically-integrated operation to produce its medical cannabis pharmaceutical products and ensure maximum efficacy. The company aims to partner with the single-payer healthcare systems of both established and emerging economies to conduct medical studies on cannabis for diabetes and establish programs for diabetes patients to receive the company's botanical products.

For more information on Phoenix Life, please visit https://plsi.co/.

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About Phoenix Life Sciences International Limited

Phoenix Life Sciences International Limited (OTCMarkets: PLSI) is an adaptive healthcare solutions company. Our business is to advance research and integrate programs and manufacturing of products that target and treat diabetes, pain, cancer, and address psychological, gastrointestinal, autoimmune, neurological and sleep disorders. We strive to create partnerships and integrate these programs for human health into communities worldwide as part of our Global Health Initiative.

FORWARD-LOOKING STATEMENTS

Information contained in this press release regarding Phoenix Life Sciences International, Limited and its subsidiaries, (the “Companies”) may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Companies herein are expressly qualified in their entirety by the above-mentioned cautionary statement. The Companies disclaim any obligation to update forward-looking statements contained in this press release, except as may be required by law.

FOOD AND DRUG ADMINISTRATION (FDA) DISCLOSURE

These statements have not been evaluated by the FDA and therefore the products sold by Phoenix Life Sciences International are not available on U.S. markets.

LEGAL DISCLOSURE

Phoenix Life Sciences International does not sell or distribute any products in the United States that are in violation of the United States Controlled Substances Act (US.CSA). This company does not grow, sell, and distribute cannabis-based products in the United States and is solely involved with the legal distribution of medical cannabis-based products within certain international markets outside of the United States.

Investor Contact:

Phone: 1.888.717.5655 or international +1.720.699.7222

E-mail: investor.relations@phoenixlife.co

Media Contact:

Kathryn Reinhardt

CMW Media

Kathryn@cmwmedia.com

619-972-3089